Exhibit 99.1

                                                            NORTEL NETWORKS Logo

News Release


www.nortelnetworks.com


FOR IMMEDIATE RELEASE                 June 15, 2001


For more information:

Investors:                    Business Media:
888-901-7286                  Andy Lark                   David Chamberlin
905-863-6049                  972-685-7854                972-685-4648
investor@nortelnetworks.com   larka@nortelnetworks.com    ddchamb@nortelnetworks.com



Nortel Networks Provides Progress Update on Alignment Plan and Outlook for Second Quarter Performance

TORONTO - Nortel Networks* Corporation(a) [NYSE/TSE: NT] today provided a progress update on its alignment plan and its expected business performance for the second quarter of 2001 (U.S. GAAP). Progress highlights include: implemented cost reduction programs that are expected to result in estimated annualized cost savings of approximately US$3.5 billion; streamlining initiatives, including the decision to discontinue the Company's access solutions operations; and enhanced financing flexibility through US$2.0 billion of additional committed facilities. In addition, Nortel Networks announced an adjustment to intangible assets in the amount of approximately US$12.3 billion. To direct further investments into the business, Nortel Networks also announced that it will discontinue the future payment of common share dividends. For the second quarter, the Company expects revenues from continuing operations of approximately US$4.5 billion and a net loss from operations of approximately US$1.5 billion. Combining the operations outlook for the quarter and the impact of the alignment plan, the Company expects a net loss of approximately US$19.2 billion in the second quarter.

"Led by the United States, the global telecom industry is undergoing a significant adjustment," said John Roth, president and chief executive officer, Nortel Networks. "After several years of capital expansion exceeding the pace of business performance, the capital markets have significantly reduced the flow of funds to service providers. In response, service providers have made driving return on invested capital their primary focus. Consequently, new capital expenditures are being curtailed as service providers look to drive further efficiencies from the investments they have already made. As a result, we are seeing a very significant reduction in equipment purchases in the second quarter of 2001 compared to the first quarter of 2001 and the second quarter of 2000."


                                     -more-

Roth added, "In this challenging environment, Nortel Networks continues to execute the plan, which was laid out at the time of the announcement of our first quarter 2001 results, to rapidly align our cost structure to the current business level; to streamline our business around our core growth areas of Metro Optical, Optical Long Haul, Wireless Internet, Core IP/Intelligent Internet and Internet Telephony; and to focus our investments to deliver the key next generation networking solutions. We are making excellent progress on this plan and will continue to take the necessary steps to ensure we have the right solutions and resources to remain well positioned as we come out of this difficult period."

Outlook for Second Quarter Performance and Actions to be Taken

For the second quarter of 2001, Nortel Networks expects revenues from continuing operations of approximately US$4.5 billion and a net loss per common share from operations(b) of approximately US$0.48, which excludes the results and charges related to the discontinued operations described below. The revenue outlook reflects an anticipated significant sequential decline from the first quarter of 2001 in Optical Inter-city and circuit switching sales, primarily in the United States. The expected net loss per common share from operations(b) includes an expected charge of approximately US$950 million (pre-tax) for increased provisions and charges. The expected charge is comprised of approximately US$650 million (pre-tax) manufacturing-related costs for excess and obsolete Optical Inter-city inventory and manufacturing inefficiencies and approximately US$300 million (pre-tax) for bad debts and the write down of certain investments. Gross margin from continuing operations, before the manufacturing-related costs noted above, is expected to be approximately 27 percent in the second quarter.

Nortel Networks expects to take a restructuring charge of approximately US$830 million (after tax) during the second quarter associated with the expected completion of the net reduction of approximately 20,000 positions, which was announced in April 2001, and the closure of certain facilities related to the workforce reduction and business streamlining activities. The programs implemented to date in 2001 are expected to result in estimated cost savings of approximately US$875 million (pre-tax) per quarter. Nortel Networks expects to substantially realize that level of savings in the third quarter.

In order to ensure maximum flexibility and competitiveness, Nortel Networks will continue to drive to reset its "break-even point" at the current business level and return to positive operating cash flow. As a result, the Company is planning a further reduction of approximately 10,000 positions, which is expected to be completed by the end of September 2001 and result in workforce reduction and related charges being recorded in the third quarter of 2001.


                                     -more-

As a result of the initiatives to streamline its businesses, Nortel Networks has also decided to discontinue its access solutions operations. These operations, which include our narrowband and broadband access solutions (as well as Nortel Networks membership interest in Arris Interactive and investment in Elastic Networks) accounted for approximately 7.7 percent and 6.9 percent of Nortel Networks revenues for the year 2000 and the first quarter of 2001, respectively. A charge of approximately US$2.6 billion (after tax) is expected to be recorded in the second quarter for the closure and disposition of the various businesses. Approximately US$750 million of the charge relates to a write down of goodwill associated with the acquisitions of Promatory Communications and Sonoma Systems. Nortel Networks expects to exit, dispose of, or otherwise transition its ownership in these various businesses and investments over the next 12 months.

In light of the adjustment of technology valuations and the current business outlook, Nortel Networks also expects to take a charge of approximately US$12.3 billion in the second quarter to reflect the write down of intangible assets, which are primarily related to the goodwill associated with the acquisitions of Alteon WebSystems, the 980 nanometer pump-laser chip business, Xros and Qtera. This charge will be in addition to the ongoing amortization of intangibles estimated to be approximately US$2.0 billion in the second quarter of 2001.

"The result of this action adjusts the asset value on our books for these stock for stock acquisitions to reflect current market valuations, or in other words, it is the equivalent of having made these acquisitions at the current stock prices," Roth noted.

In order to provide greater funding flexibility to meet its business needs, Nortel Networks has separately announced today that it has entered into agreements for US$2.0 billion of additional committed unsecured credit facilities. "These additional credit facilities will enhance our flexibility and help to position us to execute our work plan over the next 18 months, " said Frank Dunn, chief financial officer, Nortel Networks.

Consistent with Nortel Networks focus on directing investments to drive its next generation portfolio and extending its leadership position, the Board of Directors of Nortel Networks Corporation has decided to discontinue future common share dividends after payment of the currently declared US$0.01875 per common share dividend payable on June 29, 2001.


                                     -more-

Commenting on current market trends, Roth said, "During this protracted industry adjustment, we expect service providers to continue to focus on profitability and return on capital to drive improvements in business fundamentals. Consistent with that focus, we expect capital spending will only occur to remove network bottlenecks and for new profitable revenue opportunities. While there can be no certainty as to the duration or severity of this industry adjustment, meaningful growth in spending is not expected to occur before the second half of 2002 after economic concerns subside and rationalization of the telecom industry is well underway. Our visibility continues to be impeded for the near term as these market trends persist and as a result, we will not provide guidance for the third quarter or full year 2001 at this time."

Certain of the above actions will also impact Nortel Networks Limited(a) ("NNL"), Nortel Networks Corporation's principal operating subsidiary. NNL, whose financial results are fully consolidated into Nortel Networks results, has preferred shares publicly traded in Canada. For the second quarter of 2001, NNL expects to take a restructuring charge of approximately US$830 million (after tax) associated with the expected completion of the workforce reductions announced in April 2001 and the closure of certain facilities related to the workforce reduction and business streamlining; a charge of approximately US$2.2 billion (after tax) for the closure and disposition of the access solutions operations; and a charge of approximately US$2.1 billion to reflect the write down of intangible assets associated with certain of its acquisitions. All such estimated charges are included in the estimated consolidated Nortel Networks charges described above. NNL expects to continue to pay dividends on its preferred shares in accordance with their terms.

Nortel Networks will announce its second quarter 2001 results on July 19, 2001. Nortel Networks financial results are prepared in accordance with United States generally accepted accounting principles.

Nortel Networks is a global Internet and communications leader with capabilities spanning Optical, Wireless, Local, Personal Internet and eBusiness. The Company serves carrier, service provider and enterprise customers globally. Today, Nortel Networks is creating a high-performance Internet that is more reliable and faster than ever before. It is redefining the economics and quality of networking and the Internet, promising a new era of collaboration, communications and commerce. Visit us at www.nortelnetworks.com.


                                     -more-

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability of Nortel Networks to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the uncertainties of the Internet; stock market volatility; the ability of Nortel Networks to recruit and retain qualified employees; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the impact of the credit risks of our customers; the entrance by Nortel Networks into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in Nortel Networks having to pay substantial penalties or liquidated damages; the impact of increased provision of customer financing and commitments by Nortel Networks; potentially higher costs actually incurred in connection with restructuring actions compared to the estimated costs of such actions; and the inherent uncertainties underlying the estimates and assumptions used in calculating asset valuations. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks with the United States Securities and Exchange Commission. Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

a) On May 1, 2000, Nortel Networks Corporation acquired all of the outstanding common shares of Nortel Networks Limited (formerly called Nortel Networks Corporation) by way of a Canadian court-approved plan of arrangement. Nortel Networks Limited has preferred shares outstanding, which are publicly traded in Canada. Nortel Networks Limited's financial results have been consolidated into the results reported for Nortel Networks Corporation.
b) Net loss from operations is defined as reported net loss from continuing operations before "Acquisition Related Costs" (in-process research and development expense, and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998), stock option compensation from acquisitions and divestitures, and one-time gains and charges.


Nortel Networks will host a conference call to discuss this announcement.

Time: 8:30 a.m. - 9:30 a.m. EDT on June 15, 2001

To participate, please call the following at least 15 minutes prior to start.

Teleconference:

North America:     888-656-8983
International:     212-231-6048

Replay:
(Available one hour after the conference until 5:00pm EDT, June 26, 2001)

North America:     800-633-8625        Passcode: 19156056#
International:     858-587-5850        Passcode: 19156056#


                                      -end-

*Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of Nortel Networks.

                                                     NORTEL NETWORKS CORPORATION                                         U.S. GAAP
                                                  Consolidated Results (unaudited)
                                        (millions of U.S. dollars, except per share amounts)



                                                        For the three months ended                           For the year ended
                                    -----------------------------------------------------------------    --------------------------
                                    March 31,     December 31,  September 30,   June 30,    March 31,    December 31,  December 31,
                                      2001           2000          2000           2000        2000          2000          1999
-----------------------------------------------------------------------------------------------------------------------------------
Revenues
  Reported
    Continuing operations            $ 5,751       $ 8,198       $ 6,726       $ 7,207       $ 5,817      $ 27,948      $ 19,628
    Discontinued operations              426           620           588           614           505         2,327         1,659
                                     ----------------------------------------------------------------------------------------------
    As previously reported           $ 6,177       $ 8,818       $ 7,314       $ 7,821       $ 6,322      $ 30,275      $ 21,287
                                     ==============================================================================================


Net earnings (loss) applicable
to common shares
  Reported
    Continuing operations            $(2,354)     $ (1,189)      $  (507)      $  (613)      $  (686)     $ (2,995)     $   (257)
    Discontinued operations             (226)         (220)          (79)         (132)          (44)         (475)          (94)
                                     ----------------------------------------------------------------------------------------------
    As previously reported           $(2,580)     $ (1,409)      $  (586)      $  (745)      $  (730)     $ (3,470)     $   (351)
                                     ==============================================================================================


Operating *
    Continuing operations            $  (277)1    $    929 2     $   597 3     $   637 4     $   337 5    $  2,500 6    $  1,506 7
    Discontinued operations             (108)         (104)          (23)          (76)           10          (193)          (72)
                                     ----------------------------------------------------------------------------------------------
    As previously reported           $  (385)     $    825       $   574       $   561       $   347      $  2,307      $  1,434
                                     ==============================================================================================


Earnings (loss) per common share
  Reported - basic and diluted
    Continuing operations            $ (0.75)     $  (0.39)      $ (0.17)      $ (0.21)      $ (0.24)     $  (1.01)     $  (0.10)
    Discontinued operations            (0.07)        (0.07)        (0.03)        (0.05)        (0.02)        (0.16)        (0.03)
                                     ----------------------------------------------------------------------------------------------
    As previously reported           $ (0.82)     $  (0.46)      $ (0.20)      $ (0.26)      $ (0.26)     $  (1.17)     $  (0.13)
                                     ==============================================================================================


  Operating - basic *
    Continuing operations            $ (0.09)1    $   0.30 2     $  0.20 3     $  0.22 4      $ 0.12 5    $   0.85 6    $   0.56 7
    Discontinued operations            (0.03)        (0.03)        (0.01)        (0.03)            -         (0.07)        (0.03)
                                     ----------------------------------------------------------------------------------------------
    As previously reported           $ (0.12)     $   0.27       $  0.19       $  0.19        $ 0.12      $   0.78      $   0.53
                                     ==============================================================================================


  Operating - diluted *
    Continuing operations            $ (0.09)1    $   0.29 2     $  0.19 3     $  0.21 4      $ 0.12 5    $   0.81 6    $   0.55 7
    Discontinued operations            (0.03)        (0.03)        (0.01)        (0.03)            -         (0.07)        (0.03)
                                     ----------------------------------------------------------------------------------------------
    As previously reported           $ (0.12)     $   0.26       $  0.18       $  0.18        $ 0.12      $   0.74      $   0.52
                                     ==============================================================================================



*  Excludes the impact of after-tax charges of Acquisition Related Costs
   (in-process research and development expense and the amortization of acquired technology and goodwill from all acquisitions subsequent to July 1998), stock option compensation from acquisitions and divestitures, and where applicable, certain of the one-time gains and charges.

1) Excludes the pre-tax impact of Acquisition Related Costs of $1,878, stock option compensation of $34, one time charges of $355 and cumulative gain on accounting change of $24. Net tax effect of ($166).

2) Excludes the pre-tax impact of Acquisition Related Costs of $2,127, stock option compensation of $36 and one time charges of $72. Net tax effect of ($117).

3) Excludes the pre-tax impact of Acquisition Related Costs of $1,269, stock option compensation of $31 and one time gains of $169. Net tax effect of ($27).

4) Excludes the pre-tax impact of Acquisition Related Costs of $1,309, stock option compensation of $67 and one time gains of $174. Net tax effect of $48.

5) Excludes the pre-tax impact of Acquisition Related Costs of $1,257, one-time gains of $513 and one time charges of $197. Net tax effect of $82.

6) Excludes the pre-tax impact of Acquisition Related Costs of $5,962, stock option compensation of $134, one time gains of $856 and onetime charges of $269. Net tax effect of ($14).

7) Excludes the pre-tax impact of Acquisition Related Costs of $2,075, one time gains of $264 and one time charges of $174. Net tax effect of ($222).

   All references to earnings (loss) per common share have been restated to reflect the impact of the two-for-one stock split with respect to the issued and outstanding common shares of the Corporation on May 5, 2000.

   The financial results up to May 1, 2000 represent the financial results of Nortel Networks Limited, formerly known as Nortel Networks Corporation.

                                                  NORTEL NETWORKS LIMITED                                       U.S. GAAP
                                             Consolidated Results (unaudited)
                                   (millions of U.S. dollars, except per share amounts)



                                                    For the three months ended                     For the year ended
                             --------------------------------------------------------------     -------------------------
                             March 31,    December 31,  September 30, June 30,    March 31,     December 31, December 31,
                                2001         2000          2000         2000         2000          2000         1999
-------------------------------------------------------------------------------------------------------------------------
Revenues
  Reported
    Continuing operations      $ 5,689      $ 8,114       $ 6,715      $ 7,207      $ 5,817      $ 27,853     $ 19,628
    Discontinued operations        424          618           588          614          505         2,325        1,659
                               ----------------------------------------------------------------------------------------
    As previously reported     $ 6,113      $ 8,732       $ 7,303      $ 7,821      $ 6,322      $ 30,178     $ 21,287
                               ========================================================================================

Net earnings (loss)
  Reported
    Continuing operations      $(1,344)     $    42       $  (103)     $  (155)     $  (686)     $   (902)    $   (257)
    Discontinued operations       (187)        (159)          (79)        (132)         (44)         (414)         (94)
                               ----------------------------------------------------------------------------------------
    As previously reported     $(1,531)     $  (117)      $  (182)     $  (287)     $  (730)     $ (1,316)    $   (351)
                               ========================================================================================